SCHEDULE 14A
INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Filed by the Registrant [X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[X ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Allergy Immuno Technologies, Inc.

----------------------------------------------

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if

other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

YOUR VOTE IS IMPORTANT ALLERGY IMMUNO TECHNOLOGIES, INC.

PROXY STATEMENT 2003 ANNUAL MEETING OF SHAREHOLDERS

Date: June 27, 2003

Dear Shareholder: Notice is hereby given that the Annual Meeting of Shareholders of Allergy Immuno Technologies, Inc., a Delaware Corporation (the "Company") will be held on July 18, 2003, at our offices at The Holiday Inn, 350 East International Speedway, DeLand, Florida 32724 (386) 738-5200, at 1:00 p.m., for the following purposes:

1. To elect a Board of Directors consisting of two (2) persons to serve for a term of one year and until their successors are duly elected and qualified.

2. To grant the Board of Directors the authority to change the name of the corporation from Allergy Immuno Technologies to BPI International, Inc.

3. To ratify the selection of Parks, Tschopp & Whitcomb, P.A. as the independent public accountants to the Company.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only Shareholders of record at the close of business of June 12, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors.

Larry Ball,
Chairman

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE ATTORNEY FOR THE COMPANY AT THE FOLLOWING ADDRESS: MICHAEL SPADACCINI, 12531 EL CAMINO REAL, UNIT A, SAN DIEGO, CA 92130. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE. SHOULD YOU WISH TO ATTEND THE MEETING, PLEASE CONTACT KEVIN BEACH AT (386) 943-6222.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Allergy Immuno Technologies, Inc. will be holding its annual meeting of shareholders on July 18, 2003, at our offices at The Holiday Inn, 350 East International Speedway, DeLand, Florida 32724 (386) 738-5200, at 1:00 p.m.

We are having this meeting:

1. To elect a Board of Directors consisting of two (2) persons to serve for a term of one year and until their successors are duly elected and qualified.

2. To grant the Board of Directors the authority to change the name of the corporation from Allergy Immuno Technologies to BPI International, Inc.

3. To ratify the selection of Parks, Tschopp & Whitcomb, P.A. as the independent public accountants to the Company.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors recommends that you vote in favor of each of the proposals outlined in this proxy statement.

The Board of Directors has selected June 12, 2003 as the record date for determining shareholders entitled to vote at the meeting. A list of shareholders on that date will be available for inspection at our corporate headquarters, 510 West Arizona Ave., DeLand, FL 32720 for at least ten days before the meeting. The list also will be available for inspection at the meeting.

By Order of the Board of Directors,

Larry Ball
Chairman of the Board

ALLERGY IMMUNO TECHNOLOGIES, INC.

PROXY STATEMENT

The Board of Directors of Allergy Immuno Technologies, Inc. (the "Company") presents this Proxy Statement to all holders of the Company's Common Stock, $.001 par value ("Common Stock"), and solicits their proxies for the Annual Meeting of Shareholders to be held on July 18, 2003. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted "FOR" the named nominees for election to the Company's Board of Directors; "FOR" the change of name of the corporation to BPI International, Inc.

The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about June 27, 2003.

The total number of outstanding shares of Common Stock of the Company as of June 12, 2003, is 38,112,639. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock is entitled to one vote. Only holders of record as of the close of business on June 12, 2003, will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

Recent Change in Control

Allergy Immuno Technologies, Inc., has recently undergone a change in control.

On April 21, 2003, Larry Ball, an individual, purchased a majority interest in our company. Specifically, Larry Ball purchased 19,662,994 shares of our common stock in a Private Share Purchase Agreement from LDM Holdings, our former majority shareholder. Larry Ball paid a total purchase price of $240,000; Larry Ball paid $40,000 upon execution of the transaction and executed a loan agreement for an additional $200,000. Emmett Ball, Larry Ball's father, purchased 4,915,749 shares of our common stock in a Private Share Purchase Agreement from LDM Holdings, our former majority shareholder. Emmett Ball paid a total purchase price of $60,000. Emmett Ball paid $10,000 upon execution of the transaction and executed a loan agreement for an additional $50,000.

In connection with the change in control, the parties to the transaction agreed that our existing directors would resign from their positions as both directors and officers of our company, and that the new control group would be appointed to director and officer positions. Thus, on April 22, 2003, our three then-sitting directors and our sole officer all resigned their positions and appointed Emmett Ball, Larry Ball, and Michael Speck to serve as our directors. Michael Speck, however, refused to serve as director, leaving us with two directors, Larry Ball and Emmett Ball. Also, Larry Ball was appointed to serve as President and CEO, Emmett Ball was appointed to serve as Vice President and Secretary, and Michael Speck was appointed to serve as CFO.

The parties who now exercise shareholder voting control over us own the following amounts and percentage of our stock: Larry Ball now owns 24,266,300 shares, which represents approximately 63.67% of our total shares outstanding. Emmett Ball, Larry Ball's father, now owns 6,066,576 shares, which represents approximately 15.92% of our total shares outstanding.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Board of Directors will consist of two persons. All of the Company's current Directors are standing for election, each to serve for a term of one year or until their successors have been elected and qualified. It is intended that the accompanying form of Proxy will be voted for the election of the nominees for Director, unless the Proxy contains contrary instructions. Proxies which abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

The persons listed in the table below are all currently serving as Directors, executive officers, or significant employees of the Company or its subsidiaries, or are a nominee for Director.

Name	Age	Position with the Company	Director Since
Larry Ball	41	CEO, President	April 2003
Emmett Ball	66	Vice President, Secretary, & CFO	April 2003

Directors and Nominees for Directors

Larry Ball, along with his father Emmett Ball, is a founder of Ball Products, Inc. Ball Products, Inc. manufactures and distributes industrial fabrics, tennis court equipment, outdoor sporting equipment, and ShadeZone(tm) outdoor shade canopy structures. Allergy Immuno Technologies acquired Ball Products in April of 2003. Larry Ball has served as the CEO and President of Ball Products for the last 16 years. Larry Ball also serves as a Director, President and CEO of Allergy Immuno Technologies, positions to which he was appointed in April of 2003.

Emmett Ball, along with his son Larry Ball, is a founder of Ball Products. Emmett Ball has served as Vice President of Ball Products for the last 16 years. Emmett Ball also serves as a Director, Secretary, and Chief Financial Officer of Allergy Immuno Technologies, positions to which he was appointed in April of 2003.

Compensation of Our Officers and Directors

The following table provides certain summary information concerning the compensation paid on an annualized basis to our chief executive officer and the next most highly paid executive officer for all services to be rendered in all capacities to us during the fiscal years ended May 31, 2001, 2002 and 2003. We have no other executive officers.

Summary Compensation Table
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Larry Ball, CEO & President(1)	2003 2002 2001	130,000 130,000 130,000	- - -	- - -	- - -	- - -	- - -
Emmett Ball, Vice President, Secretary & CFO(1)	2003 2002 2001	60,000 60,000 60,000	- - -	- - -	- - -	- - -	- - -

Larry Ball and Emmett Ball were neither officers, directors, nor employees of the Company until April of 2003. However, they have served for the last 16 years as officers and managers of Ball Products, Inc., which we acquired in April of 2003. Thus, the compensation reported above is wholly attributable to Larry Ball and Emmett Ball's positions with Ball Products, Inc. Neither nominee received any stock options during the three year period outlined in the table above.

Information Concerning the Board of Directors and Committees Thereof

The company does not have an audit committee or compensation committee. In this regard, for the 2002 fiscal year our Board of Directors was responsible for overseeing the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. None of the members of the Board of Directors are professionally engaged in the practice of accounting or auditing and are not experts in either of these fields or in auditor independence.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the systems of internal accounting controls. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, the financial reporting process, and internal controls. Parks, Tschopp & Whitcomb, P.A., independent auditors engaged by the Company, are responsible for auditing the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States.

The board of directors held one special meeting during our last full fiscal year ending May 31, 2003.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period from June 1, 2002 through May 31, 2002, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

A majority of the votes cast at the annual meeting of shareholders is required for election of each nominee as a director. The board of directors recommends a vot FOR election of all of the nominees listed in the foregoing Proposal 1.

PROPOSAL 2 - CHANGE OF THE CORPORATION'S NAME FROM ALLERGY IMMUNO TECHNOLOGIES, INC. TO BPI INTERNATIONAL, INC.

The board of directors recommends a vote FOR the proposal to amend the Company's certificate of incorporation to change the Company's name from "Allergy Immuno Technologies, Inc." to "BPI International, Inc." Proxies solicited by the board of directors will be so voted unless shareholders specify otherwise in their proxies. The board has determined that it is in the Company's best interest to make the name change. "BPI International" is the tradename of Ball Products, Inc., and more accurately reflects our Company's present operations.

A majority of the votes cast is required to change the corporation's name from Allergy Immuno Technologies, Inc. to BPI International, Inc.

PROPOSAL 3 - RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors recommends a vote FOR the proposal to ratify the selection of Parks, Tschopp & Whitcomb, P.A.. Proxies solicited by the board of directors will be so voted unless shareholders specify otherwise in their proxies.

The board of directors has selected Parks, Tschopp & Whitcomb, P.A. as the independent public accountants to examine the financial statements of Allergy Immuno Technologies and its subsidiaries for the year 2003. Parks, Tschopp & Whitcomb, P.A., was engaged on June 10, 2003. Johnson CPA, PLLC & Consulting had served as the Registrant's independent accountants for the past fiscal year. Johnson CPA, PLLC & Consulting was dismissed as the Registrant's auditors on June 10, 2003.

Although this appointment is not required to be submitted to a vote of the shareholders, the board of directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the board will investigate the reasons for shareholder rejection and the board will reconsider the appointment.

A representative of Parks, Tschopp & Whitcomb, P.A., will not be present at the annual meeting to respond to questions, nor will a representative be available to respond to appropriate questions.

A majority of the votes cast is required to ratify the appointment of the independent public accountants.

BY ORDER OF THE BOARD OF DIRECTORS

_____________________________
Larry Ball,
Chairman

PLEASE TAKE A MOMENT NOW TO VOTE. PLEASE SIGN AND RETURN YOUR PROXY CARD.

THANK YOU.

FORM OF PROXY

ALLERGY IMMUNO TECHNOLOGIES, INC.

SPECIAL MEETING OF SHAREHOLDERS

July 18, 2003

Proxy

This proxy is solicited on behalf of our Board of Directors. The undersigned hereby constitutes and appoints Larry Ball, the true and lawful attorney and proxy for the undersigned, to act and vote all of the undersigned's capital stock of Allergy Immuno Technologies, Inc., a Delaware corporation, at the Annual Meeting of Shareholders to be held at The Holiday Inn, 350 East International Speedway, DeLand, Florida 32724 (386) 738-5200, at 1:00 p.m. on July 18, 2003, and at any and all adjournments thereof, for the purposes of considering and acting upon the matters proposed by Allergy Immuno Technologies, Inc. that are identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposal.

PLEASE RETURN YOUR PROXY BY MAIL TO THE FOLLOWING ADDRESS: MICHAEL SPADACCINI 12531 EL CAMINO REAL, UNIT A SAN DIEGO, CA 92130

1a.	PROPOSAL TO APPROVE THE ELECTION OF LARRY BALL AS DIRECTOR

FOR:[ ]     AGAINST:[ ]    ABSTAIN:[ ]

The Board of Directors recommends a vote "FOR" the above listed proposal.

1b.	PROPOSAL TO APPROVE THE ELECTION OF EMMETT BALL AS DIRECTOR

FOR:[ ]     AGAINST:[ ]    ABSTAIN:[ ]

The Board of Directors recommends a vote "FOR" the above listed proposal.

2.	PROPOSAL TO CHANGE THE CORPORATION'S NAME FROM ALLERGY IMMUNO TECHNOLOGIES, INC. TO BPI INTERNATIONAL, INC.

FOR:[ ]     AGAINST:[ ]    ABSTAIN:[ ]

The Board of Directors recommends a vote "FOR" the above listed proposal.

3.	PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

FOR:[ ]     AGAINST:[ ]    ABSTAIN:[ ]

The Board of Directors recommends a vote "FOR" the above listed proposal.

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or adjournment(s), including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Special Meeting, or at any adjournments thereof, and after notification to our Secretary at the Special Meeting of the shareholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying our Secretary of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Special Meeting and a Proxy Statement dated June 27, 2003.

Dated:______________ , 2003

___________________________________ Signature of Shareholder	___________________________________ Signature of Shareholder
___________________________________ Print Name of Shareholder	___________________________________ Print Name of Shareholder

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

Appendix A - Proposed Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BPI INTERNATIONAL, INC.

(FORMERLY ALLERGY IMMUNO TECHNOLOGIES, INC.)

The undersigned, for the purpose of establishing a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the 1967 Delaware Code, and known as the "General Corporation Law of the State of Delaware"), does make and file this Certificate of Incorporation in writing and does hereby certify as follows, to wit:

FIRST: The name of the corporation (hereinafter called the Corporation) is BPI INTERNATIONAL, INC.

SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 140 Highway One Lewes, Delaware 19958 county of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is Harvard Business Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by it is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is FIFTY MILLION ONE HUNDRED THOUSAND (50,100,000) shares, FIFTY MILLION of which shall be of a class designated as Common Stock with a par value of ONE-TENTH OF ONE CENT ($0.001) per share and ONE HUNDRED THOUSAND of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the Corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in no other, respects:

(a) The rate of dividend which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.

(b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.

(c) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.

(d) The right, if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

(e) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.

(f) The terms of the sinking fund or fund of a similar nature, if any, to be provided for the Preferred Stock of any such series.

The description and terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series.

2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the shareholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.

3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding, the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.

4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

6. Subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation.

FIFTH: The name and mailing address of the incorporator is as follows:

William M. Curtis One Newport Place Suite 700 Newport Beach, CA 92660

SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, further provided:

1. The number of directors of the Corporation shall not be less than three nor more than twelve, the exact number within said limits to be fixed from time to time by a vote of a majority of the directors then in office. In case of any vacancies, by reason of an increase in the number of directors, resignation or otherwise, directors to fill such vacancies shall be elected by a majority of the directors then in office, and any such director so elected shall hold office until the next succeeding annual election of stockholders.

2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

(a) To make, alter, amend, and repeal Bylaws, subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors.

(b) Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any . right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

(c) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

(d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

(e) To fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose.

(f) To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

(g) By resolution passed by a majority of the whole Board to designate one or more committees to consist of three or more directors of the Corporation which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the By-Laws of the Corporation or as determined from time to time by resolution adopted by the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the Corporation.

3. Any director or any officer elected or appointed by the stockholders, or by the Board of Directors, may be removed at any time in such manner as shall be provided in the By-Laws of the Corporation.

4. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat at authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

Any contract, transaction or act of the Corporation or of the directors., which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation, of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

5. Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation .

6. If the By-Laws so provide, the stockholders and Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of Delaware, outside of said State at such place or places as may from time to time be designated by them.

7. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any courts of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

8. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

9. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defend- ing any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article SEVENTH.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set my hand and seal.

End of Appendix A